Exhibit	1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11
*CUSIP:	21988G171	Class	A-1
	21988GCR5	Class	A-2

In accordance with the Standard Terms for Trust Agreements,  U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 1, 2007

INTEREST ACCOUNT ------------------------------

Balance as of	May 1, 2007.....	$0.00
	Scheduled Income received on securities.....	$975,000.00
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$881,250.00
	Distribution to Class A-2 Holders.....	-$93,750.00
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	November 1, 2007.....	$0.00

PRINCIPAL ACCOUNT --------------------------------

Balance as of	May 1, 2007.....	$0.00
Scheduled Principal received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	November 1, 2007.....	$0.00

UNDERLYING SECURITIES HELD AS OF November 1, 2007

Principal Amount -----------	Title of Security ---------------------
$30,000,000	Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
	*CUSIP:	50075NAC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.